Bright Mountain Media, Inc. Announces Strategic Agreement with Leading Ad Tech Company, Kubient, Inc.

BOCA RATON, FL/September 17, 2018 -- Bright Mountain Media, Inc. (OTCQB: BMTM) and Kubient, Inc. today jointly announced that they have entered into a Master Services Agreement that is expected to enhance Bright Mountain Media 's position in the digital advertising space, while significantly expanding Kubient’s reach on Bright Mountain Media’s high quality owned and operated websites. The new agreement is expected to spark innovation and additional growth at both companies while driving scale in their respective businesses.

Kip Speyer, Chairman and CEO of Bright Mountain Media, said, “The relationship with Kubient represents a powerful opportunity for Bright Mountain Media to offer our brand advertisers the ability to actually prevent the purchase of fraudulent ad opportunities using machine learning in that critical window of time called the “bid-stream”. We have looked at the currently available fraud identification solutions on the market today and the fact that they are all using machine learning after our advertisers buy an impression. It is a real gamechanger for us to have the technology to stop the fraud before it happens rather than learn about it after the fact.”

Kubient will provide its programmatic technology platform for Bright Mountain Media to connect their growing network of websites with their current roster of large brand advertisers that want to buy video, display, and native advertising.  Bright Mountain Media will expose Kubient to their roster of direct brand advertisers as well as exclusively use Kubient's technology to power their programmatic media business. The agreement with Kubient will permit Bright Mountain Media to migrate its advertising segment from the platform it is currently using as well as the platform it had under development to the Kubient platform which management of Bright Mountain Media believes is a superior solution for the company’s near and long term needs.

“Today’s announcement with Bright Mountain Media is very exciting for us.  Kip and his team have identified the huge potential in digital advertising and our technology is purpose-built to help them deliver the results his clients are demanding,” said Paul Roberts, Founder, and CEO of Kubient. “This agreement will help us further exhibit our industry-first technology that uses machine learning within the programmatic bid-stream to prevent, rather than identify ad fraud.”

ABOUT BRIGHT MOUNTAIN MEDIA

Bright Mountain Media, Inc. (BMTM) is a digital media holding company whose primary focus is connecting brands with consumers as a full advertising services platform. Bright Mountain Media’s assets include an ad network, an ad exchange platform and 25 websites (owned and/or managed) that provide content, services and products. The websites are primarily geared for a young, male audience with several that focus on active, reserve and retired military audiences as well as law enforcement and first responders.
Additional information about Bright Mountain Media can be found at: https://www.brightmountainmedia.com/

ABOUT KUBIENT

Kubient offers a full stack programmatic platform designed to increase publisher revenue and lower advertiser cost across the video advertising ecosystem. Kubient employs cutting-edge technology to reduce latency, increase transparency and combat fraud. The company’s proprietary machine learning algorithms power the results, providing advertisers assurance they are targeting the right consumer, at the right time, with the right message. Kubient’s technology provides full control to the publisher, allowing them to maximize their offering at scale and improve the overall user experience.

Additional information about Kubient can be found at  http://www.kubient.com

Forward-Looking Statements for Bright Mountain Media, Inc.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties. Such forward-looking statements can be identified by the use of words such as ''should,'' ''may,'' ''intends,'' ''anticipates,'' ''believes,'' ''estimates,'' ''projects,'' ''forecasts,'' ''expects,'' ''plans,'' and ''proposes, '' and similar words. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our agreement with Kubient, Inc. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in Bright Mountain Media, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 as filed with the Securities and Exchange Commission on April 2, 2018 and our other filings with the SEC. Bright Mountain Media, Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

PRESS CONTACTS

Bright Mountain Media: Maria Montiglio

+1 (561)-998-2440

maria@brightmountainmedia.com

Kubient: Paul Roberts

+1(866) 668-2567

info@kubient.com